UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 4, 2014
Date of Report (date of earliest event reported)

Nanometrics Incorporated
(Exact name of Registrant as specified in charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1550 Buckeye Drive, Milpitas, California 95035
(Address of principal executive offices)
Registrant's telephone number, including area code: (408) 545-6000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2014, Ronald W. Kisling, Chief Financial Officer of Nanometrics Incorporated, advised Nanometrics that he would be resigning as Chief Financial Officer of the company, effective August 29, 2014, to accept a new job opportunity.

Upon Mr. Kisling’s departure, Dr. Timothy J. Stultz, President and Chief Executive Officer, will assume the role of principal financial and accounting officer until a new Chief Financial Officer is appointed. Mr. Kisling will continue to direct the company's finance organization until his departure date, and will assist with the transition.

Dr. Stultz will not receive any additional compensation as interim principal financial and accounting officer. Dr. Stultz’s compensation arrangements as President and Chief Executive Officer are described in Nanometrics’ proxy statement, filed with the Securities and Exchange Commission on April 7, 2014.

Dr. Stultz, 66, has served as Nanometrics’ President, Chief Executive Officer and a director since August 2007. From June 2003 to August 2007, Dr. Stultz served as the president and chief executive officer and a director of Imago Scientific Instruments Corporation, a supplier of proprietary 3-D atom probe microscopes to the research materials and microelectronics industries. Prior to Imago, Dr. Stultz served as president and chief executive officer for ThauMDx, a developer of diagnostic systems and technologies for the analysis of biomolecules, drugs and chemicals. Dr. Stultz also serves on the Board of Directors of Tessera Technologies, Inc. Dr. Stultz received his B.S., M.S. and Ph.D. degrees in Materials Science and Engineering from Stanford University.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2014	NANOMETRICS INCORPORATED

/S/ Ronald W. Kisling
Ronald W. Kisling Chief Financial Officer
Duly Authorized Officer